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AWARD AGREEMENT
under the
Louisiana-Pacific Corporation
1997 Incentive Stock Award Plan

INCENTIVE SHARES

Corporation:	Louisiana-Pacific Corporation 805 SW Broadway Suite 700 Portland, Oregon 97205-3303

Participant:

Grant Date:	January 25, 2002
Award:	Incentive Shares

Incentive Shares:	Shares of Corporation's Common Stock

Service Period:	The five-year period ending on the fifth anniversary of the Grant Date.

        Subject to the terms and conditions of the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan, as amended, (the "Plan") and this Agreement, effective as of the Grant Date, Corporation grants to Participant the right to receive the number of Incentive Shares specified above.

        The provisions of Appendix A attached to this Agreement are incorporated by reference as part of this Agreement.

LOUISIANA-PACIFIC CORPORATION

By
Vice President

Participant

APPENDIX A
To
Award Agreement for Incentive Shares

        This Award Agreement evidences the grant of an Award for Incentive Shares to Participant under the Plan.

        Capitalized terms are defined in Section 9 of this Appendix A.

1.    Incentive Shares; Adjustment

        In the event of a declaration of a stock dividend or a stock split (whether effected as a dividend or otherwise) by Corporation where the record date for such dividend or stock split is after the Grant Date, the number of Incentive Shares automatically will be adjusted proportionately to reflect the effect of such dividend or stock split. The number of Incentive Shares will not be adjusted to reflect cash dividends paid with respect to Corporation's common stock during the Service Period.

2.    Terms of Award

        This Award is subject to all the provisions of the Plan and to the following terms and conditions:

        2.1    Incentive Shares.    If Participant remains an Employee through the end of the Service Period, Participant will become entitled to receive the Incentive Shares. In the event Participant terminates Employment before the end of the Service Period, Participant will be entitled to receive the number of Incentive Shares, if any, described in Section 2.3 Any portion of this Award that does not become Vested pursuant to this Agreement will be canceled and Participant will not receive any Shares or other payment with respect to such non-Vested portion of the Award.

        2.2    Settlement of Award.

          2.2.1    General.    Except as provided in Section 2.2.2, this Award will be settled on a settlement date selected by the Committee as soon as practicable after the end of the Service Period by the delivery to Participant of an unrestricted certificate for the Incentive Shares.

          2.2.2    Early Settlement.    In the event Participant (or Participant's representative) becomes entitled to receive Incentive Shares pursuant to Section 2.3.2 (on account of death or Disability), Section 2.3.3 (on account of a Change in Control) or 2.3.4 (on account of Share Price Vesting), this Award will be settled on a settlement date selected by the Committee as soon as practical after the Termination Date, Change in Control Date, or Share Price Vesting date, respectively, by the delivery to Participant of an unrestricted certificate for the number of Incentive Shares determined pursuant to those Sections.

        2.3    Employment Requirement; Accelerated Vesting.

          2.3.1    General.    Except as otherwise expressly provided in Sections 2.3.2, 2.3.3 and 2.3.4, if Participant ceases to be an Employee for any reason prior to the end of the Service Period, this Award will be canceled and Participant will not receive any Shares or other payment with respect to this Award.

          2.3.2    Death or Disability.    In the event Participant dies or terminates Employment by reason of Disability prior to the end of the Service Period, Participant or Participant's representative will be entitled to receive 100 percent of the number of Incentive Shares.

          2.3.3    Change in Control.    Upon the occurrence of a Change in Control Date prior to the end of the Service Period, Participant will be entitled to receive 100 percent of the Incentive Shares.

          2.3.4    Share Price Vesting.    If Participant remains an Employee on any anniversary date of the Grant Date prior to the end of the Service Period and, during the 12-month period immediately preceding such anniversary date Corporation's common stock has traded on the New York Stock Exchange at or above a price of $18.00 per share (as appropriately adjusted for any stock dividends or stock splits after the Grant Date), Participant will become Vested in and entitled to receive 50 percent of the number of Incentive Shares; provided, further, that if on any such anniversary date Corporation's common stock has so traded in the immediately preceding 12-month period at or above a price of $22.00, Participant will become Vested in and entitled to 100 percent of the number of Incentive Shares not otherwise Vested.

          2.4    Reimbursement.    If or to the extent the accelerated delivery of Incentive Shares in connection with a Change in Control pursuant to Section 2.3.3 results in an "excess parachute payment" within the meaning of Section 280G of the Code, Corporation will reimburse Participant, on an after-tax basis, for (i) any excise tax imposed by Section 4999(a) of the Code that is directly attributable to such accelerated delivery, and (2) any income taxes and excise taxes imposed on any reimbursement pursuant to this Section 2.4. For purposes of computing any after-tax reimbursement, Participant will be deemed to pay federal, state, and local income taxes (for the state and locality of Participant's residence) at the highest effective combined marginal rates (giving effect to the deductibility of state and local taxes) for the tax year in which the reimbursement payment is made. No reimbursement will be due pursuant to this Section 2.4 if, or to the extent, Participant is entitled to payment or reimbursement for the same amounts under any other agreement with Corporation.

          2.5    Other Documents.    Participant will be required to furnish Corporation such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations as a condition of Corporation's obligation to issue any Incentive Shares.

          2.6    Transferability.    This Award is not transferable other than by will or the laws of descent and distribution. No assignment or transfer of the Award in violation of the foregoing restriction, whether voluntary, involuntary or by operation of law or otherwise, except by will or the laws of descent and distribution, will vest in the assignee or transferee any interest or right whatsoever, but immediately upon any attempt to assign or transfer the Award, the Award will terminate and be of no force or effect. Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executor, administrator, or the person or persons to whom this Award may be transferred by will or by the laws of descent and distribution, it will be deemed to include such person or persons.

3.    Rights as Stockholder

        Prior to the issuance of a certificate for Incentive Shares in settlement of this Award, Participant will have no rights as a stockholder of Corporation with respect to this Award or the Incentive Shares.

4.    Withholding Taxes

        Corporation will have the right to require Participant to remit to Corporation, or to withhold from other amounts payable to Participant, as compensation or otherwise, or from Incentive Shares to be delivered to Participant in settlement of this Award, an amount sufficient to satisfy all federal, state and local withholding tax requirements with respect to the Award or the Incentive Shares. Participant may, by written notice to Committee which complies with any applicable timing restrictions imposed pursuant to Rule 16b-3 under the Exchange Act, elect to have withholding taxes satisfied by withholding Shares. To the extent required by Rule 16b-3, such election will be subject to approval by the Committee.

5.    Conditions Precedent

        The Award of Incentive Shares granted pursuant to this Agreement is expressly subject to the approval of the Plan, as amended, by Corporation's stockholders at Corporation's 2002 annual meeting of stockholders.

        Corporation will use its best efforts to obtain approval of the Plan and this Award by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, this Award will terminate on notice to Participant to that effect. Without limiting the foregoing, Corporation will not be required to issue any certificates for Incentive Shares, or any portion thereof, until Corporation has taken all action required to comply with all applicable federal and state securities laws.

6.    Successorship

        Subject to restrictions on transferability set forth in Section 2.6, this Agreement will be binding upon and benefit the parties, their successors and assigns.

7.    Notices

        Any notices under this Agreement must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation's records or to such other address as a party may certify by notice to the other party.

8.    Arbitration

        Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, shall be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

9.    Defined Terms

        When used in this Agreement, the following terms have the meaning specified below:

        Acquiring Person means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (a) Corporation or any of its Subsidiaries, (b) any employee benefit plan or related trust of Corporation or any of its Subsidiaries, (c) any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan, or (d) any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

        Change in Control of Corporation means:

          (a)  The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (a) the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by

  Corporation, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) of this definition of Change in Control; or

          (b)  During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by Corporation's stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c)  Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a "Business Combination") in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding any employee benefit plan, or related trust, of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d)  Approval by the stockholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

        Change in Control Date means the first date following the Grant Date on which a Change in Control has occurred.

        Disability means the condition of being permanently unable to perform Participant's duties for an Employer by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least 12 months.

        Employee and Employment both refer to service by Participant as a full-time or part-time employee of an Employer, and include periods of illness or other leaves of absence authorized by an Employer. A transfer of Participant's Employment from one Employer to another will not be treated as a termination of Employment.

        Employer means Corporation or a Subsidiary of Corporation.

        Incentive Shares means the number of Shares issuable to Participant pursuant to this Award as specified on the cover sheet to this Award Agreement.

        Service Period means the period specified on the cover page to this Award Agreement during which Participant is required to continue to provide services as a condition to the issuance of the Incentive Shares.

        Share Price Vesting Date means the anniversary date upon which a Participant becomes entitled to receive Incentive Shares under Section 2.3.4 of this Appendix A.

        Termination Date means the date Participant ceases to be an Employee.

        Vest or Vesting means, with respect to this Award, the time when Participant becomes entitle to have the Incentive Shares issued in Participant's name, which will be at the completion of the Service Period or upon the occurrence of one of the acceleration events described in Section 2.3 of this Appendix A.

        Voting Securities means Corporation's issued and outstanding securities ordinarily having the right to vote at elections of directors.

        Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

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AWARD AGREEMENT under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan INCENTIVE SHARES
APPENDIX A To Award Agreement for Incentive Shares